UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2020 (August 27, 2020)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY
COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 East 44th Street, Suite 1200

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement.

Greenbacker Renewable Energy Company LLC Enters into a Fourth Amended and Restated Limited Liability Company Operating Agreement

Greenbacker Renewable Energy Company LLC (the “Company”) announced today that on August 27, 2020 the Company entered into a Fourth Amended and Restated Limited Liability Company Operating Agreement (the “Operating Agreement”) by and among the Company and its Members. Capitalized terms used herein shall have the same meaning as set forth in the Operating Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The amendments to the Operating Agreement, previously approved by the shareholders of the Company at the Special Meeting of the Company on August 25, 2020, eliminate most of the multiple forms of incentive compensation payable to GREC Advisors, LLC, the special unitholder of the Company (the “Special Unitholder”) and an affiliate of Greenbacker Capital Management, LLC, the Company’s investment adviser, provided for in the Third Amendment and Restated Limited Liability Company Operating Agreement, and replace such incentive compensation with a single performance participation fee based on the periodic total return generated by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2020	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

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